                                                                       EXHIBIT A

                                 PLAN OF MERGER

         PLAN OF MERGER, dated as of May 20, 1999, by and between H-Quotient Inc., a Virginia corporation ("HQI") and Integrated Healthcare Systems, Inc., a Delaware corporation ("IHS"), said corporations being hereinafter collectively referred to as the "Constituent Corporations".

                              W I T N E S S E T H:

WHEREAS, HQI is a wholly-owned subsidiary of IHS;

WHEARES, the respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective stockholders that IHS be merged with and into HQI in the manner contemplated herein and have recommended that the merger of IHS with and into HQI (the "Merger") be approved, and that this Plan of Merger be approved and adopted by the stockholders of their respective corporations;

WHEREAS, the authorized capital stock of HQI is 100,000,000 shares consisting of 90,000,000 shares of common stock, $0.0001 par value ("Surviving Corporation Common Stock") and 10,000,000 shares of Series Preferred Stock, of which 100 shares of the Surviving Corporation Common Stock are intended to be issued and outstanding and to be owned by IHS, each such shares of Common Stock being entitled to one vote;

WHEREAS, the authorized capital stock of IHS consists of 50,000,000 shares of common stock, $0.0001 par value ("IHS Common Stock"), of which 6,925,318 shares are issued and outstanding and 5,072,565 shares were reserved for issuance in the event of the conversion all of the outstanding IHS Common Stock Purchase Warrants, each such share of IHS common stock being entitled to one vote;

WHEREAS, the principal office of HQI is at 12030 Sunrise Valley Drive, Suite 205, Reston, Virginia 20191; and

WHEREAS, the principal office of IHS is at 12030 Sunrise Valley Drive, Suite 205, Reston, Virginia 20191.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of stating the terms and conditions of the Merger and the mode of carrying the same into effect and the manner of converting IHS securities into HQI securities and such other details and provisions as are deemed desirable, the parties hereto hereby agree as follows:

                                    ARTICLE I

In accordance with the provisions of the laws of the State of Virginia, IHS shall be merged with and into HQI, and HQI shall be, and is herein sometimes referred to as, the "Surviving Corporation" and, as such shall remain organized under the laws of Virginia for the purposes stated in its Articles of Incorporation.

                                   ARTICLE II

The Merger shall become effective on the later of June 14, 1999 or the date of the filing of the Articles of Merger attached hereto as Exhibit I with the Secretary of State of the State of Virginia pursuant to the Virginia Stock Corporation Act. The date when the Merger becomes effective is herein called the "Effective Date of the Merger."

                                   ARTICLE III

On the Effective Date of the Merger, the Articles of Incorporation of HQI, attached hereto as Exhibit II, and the By-Laws of HQI shall continue to be the Articles of Incorporation and By-Laws of the Surviving Corporation until further amended in accordance with applicable laws of the State of Virginia..

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                                   ARTICLE IV

         The manner of (i) converting the shares IHS common Stock issued and outstanding immediately prior to the Effective Date of the Merger into shares of the Surviving Corporation Common Stock shall be as follows:


         (1) On the Effective Date of the Merger each share of IHS Common Stock issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger be convertible into one
              (1) fully paid and nonassessalbe share of the Surviving Corporation Common Stock. Upon the Effective Date of the Merger the holders of certificates representing shares of IHS Common Stock outstanding at such time shall cease to have any rights with respect to such stock and their sole rights shall be with respect to the Surviving Corporation Common Stock into which their shares of IHS Common Stock have been converted by the Merger as herein provided.

         (2)  After the Effective Date of the Merger:

              (a) Each holder of an outstanding certificate or certificates which prior thereto represented shares of IHS Common Stock shall be entitled to receive therefor a certificate or certificates representing the number of shares of the Surviving Corporation Common Stock into which the shares IHS Common Stock theretofore represented by the certificate or certificates shall have been converted as aforesaid, upon surrender of such certificate or certificates to such agent or agents as may be appointed by the Surviving Corporation (the "Exchange Agent"). On or before the fifth business day following the Effective Date of Merger, the Exchange Agent will send a notice and a transmittal form to each holder of an outstanding certificate or certificates which immediately prior to the Effective Date of the Merger represented shares of IHS Common Stock, advising such stockholder of the terms of the conversion effected by the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates for exchange for one or more certificates representing the number of full shares of the Surviving Corporation Common Stock which such stockholder is entitled to receive pursuant to the terms of this Agreement. After the Effective Date of the Merger the stock transfer books of IHS shall be permanently closed, there shall be no further registry of transfers on the records of IHS Common Stock outstanding immediately prior to the Effective Date of the

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                  Merger, and if certificates representing such shares are
                  presented to either IHS or HQI, they shall be cancelled and exchanged for certificates representing full shares of The Surviving Corporation Common Stock as herein provided.

              (b) If any certificate for the Surviving Corporation Common Stock is to be issued in a name other than that in which the certificate for IHS Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such Surviving Corporation Common Stock in any name other than that of the registered holder of the IHS certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

              (c) Until so surrendered, each outstanding certificate which prior to the Effective Date of the Merger represented shares of IHS Common Stock shall be deemed for all corporate purposes to evidence the ownership of the number of whole shares of the Surviving Corporation Common Stock into which such shares of IHS Common Stock have been so converted. No cash or stock dividend payable, nor any certificate representing shares deliverable in the event any stock split shall be declared to holders of the Surviving Corporation Common Stock on or after the Effective Date of the Merger, to the holder of any certificate which prior to such date represented IHS Common stock, unless and until such certificate is surrendered to the Exchange Agent as herein provided, but upon such surrender there shall be paid or delivered to the registered holder of the certificate Surviving Corporation Common Stock issued in exchange therefor, the amount of cash (without interest thereon), resulting from any such stock dividends or splits which shall have theretofore become payable or deliverable with respect to the Surviving Corporation Common Stock.

                                    ARTICLE V

Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the Surviving Corporation shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of IHS shall be merged into the Surviving Corporation and HQI shall, as the Surviving Corporation be fully vested therewith. On the Effective Date of the Merger, the separate existence of IHS shall cease and in accordance with the terms of this Plan of Merger the Surviving Corporation shall possess all the rights privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights privileges, powers and franchises of each of the Constituent Corporation and all property, real, personal and mixed and all debts due to either of the Constituent Corporations on whatever account, including stock subscriptions, and all other things in action and all and every other interest of or belonging to or due to each of such corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without any further act or deed; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate or interest therein, vested by deed or otherwise in either of such corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thence forth be responsible and liable for all the liabilities and obligations of the Constituent Corporations and any claim existing or action or proceeding pending by or against either of said Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the of the Constituent Corporations shall be impaired by the Merger, and all debts, liabilities and duties of each of said Constituent Corporations shall thence forth attach to the Surviving Corporation, and maybe enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                                   ARTICLE VI

         From time to time, as and when by the Surviving Corporation, or by its successors or assigns, IHS shall execute and deliver or cause to be executed and delivered all such other instruments and shall take or cause to be taken all such further or other actions, as the Surviving Corporation or its successors or assigns, may deem necessary or desirable oin order to vest in and confirm to the Surviving Corporation,, and its successors and assigns, title to and possession of all the property, rights, privileges, powers and franchises referred to in
Article V hereof and otherwise to carry out the intent and purposes of this Plan of Merger, and the officers and directors of Surviving Corporation are fully authorized in the name of IHS or other wise to take any and all such action.

                                   ARTICLE VII

         This Plan of Merger may be terminated and abandoned upon mutual consent of the respective Boards of Directors of IHS and HQI at any time prior to the Effective Date of the Merger, notwithstanding approval of this Plan of Merger by the stockholders of the Constituent Corporations. In the event of the termination and abandonment of this Plan of Merger pursuant to the foregoing provisions of this Article VII, this Plan shall be void and have no effect, and of liability shall be incurred thereby on the part of either or IHS or HQI the shareholders , directors, or officers thereof.

                                  ARTICLE VIII

Any of the terms or conditions of this Plan of Merger may be waived at any time by whichever of the Constituent Corporation is, or the stockholders of which are, entitled to the benefit thereof, by action taken by the Board of Directors of such Constituent Corporation, or may be amended or modified in whole or in part at any time by an agreement in writing authorized by The Boards of Directors of the Constituent Corporations; provided, however, that no such amendment or modification or waiver after adoption by the stockholders of the Constituent Corporations shall be made which changes the ratio at which the IHS Common Stock is to be converted into the Surviving Corporation Common Stock as provided in Article IV of this Plan of Merger.

                                   ARTICLE IX

For the convenience of the parties hereto and to facilitate the filing of this Plan of Merger, counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

         IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Planed Merger to be signed in its corporate name by its President and Secretary, and its corporate seal to be affixed hereto, all as of the date first above written.
                                       6

                                        INTEGRATED HEALTHCARE SYSTEMS, INC.

                                        By  /s/ Michael J. Black
                                            ------------------------------------
                                                Michael J. Black
                                                Chairman of the Board and
                                                Chief Executive Officer



Attest:

/s/ Alan Grofe
------------------------
    Alan Grofe
    President





                                        H-QUOTIENT, INC.



                                        By  /s/ Alan W. Grofe
                                            ------------------------------------
                                                Alan W. Grofe
                                                President





Attest:

/s/ Michael J. Black
------------------------
    Michael J. Black
       Secretary

                                                                       EXHIBIT I

                               ARTICLES OF MERGER

                                H-QUOTIENT, INC.

                                       and

                              INTEGRATED HEALTHCARE

                                  SYSTEMS, INC.

         The undersigned corporations, pursuant to Title 13.1, Chapter 9,
Article 13 of the Code of Virginia (the "Code"), hereby execute the following Articles of Merger and set forth:

                                       ONE

         The Plan of Merger between the undersigned corporations, dated as of May 20, 1999, attached hereto as Exhibit A and made a part hereof.

                                       TWO

         The Plan of Merger was adopted by the written consent of a majority of the stockholders, entitled to vote, of Integrated Healthcare Systems, Inc., a Delaware corporation and holder of all the outstanding shares of Common Stock of H-Quotient, Inc., a Virginia corporation, in accordance with the provisions of Sections 228 and 253 of the Delaware Corporation Law and Section 13.1-719 of the Code.

         The undersigned executive officers declare that the facts herein stated are true as of June 4, 1999.

         INTEGRATED HEALTHCARE SYSTEMS, INC.         H-QUOTIENT, INC.


         By:  /s/ Michael J. Black                   By:  /s/  Allan W. Grofe
              ------------------------------              ----------------------
              Michael J. Black, Chairman and              Alan W. Grofe
              Chief Executive Officer                     President

                                                                      EXHIBIT II

                          ARTICLES OF INCORPORATION OF

                                H-QUOTIENT, INC.



         The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, states as follows:

         1. The name of the Corporation is: H-Quotient, Inc.

         2. The address of its initial registered office which is the business address of the initial registered agent is 5511 Staples Mill Road, Richmond, Virginia 23228 in the County of Henrico. The name of its initial registered agent at such address: is Edward R. Parker, a resident of the State of Virginia.

         3. The initial registered agent of the Corporation is a member of the Virginia State Bar.

         4. The names and addresses of the initial directors are:

            Michael J. Black          8305A Merryfield Ave., Fairfax,
                                      Virginia 22031

            Alan W. Grofe             8305A Merryfield Ave., Fairfax,
                                      Virginia 22031

            Roger J. Doerman          37787 Elizabeth's Field Lane, Purceville,
                                      Virginia 20312

         5. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the Virginia Stock Corporation Act.

         6. The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares, consisting of 90,000,000 shares of Common Stock and 10,000,000 shares of Series Preferred Stock. Each of such shares of Common Stock shall have a par value of $0.0001 and each such shares of Series Preferred Stock shall have such par value as the Board of Directors shall determine. All such shares (other than the shares of Series Preferred Stock) are shares of common stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

                                                                      EXHIBIT II


                                 PREFERRED STOCK

         The Series Preferred Stock may be issued from time to time by the Board of Directors in one or more series. The Board of Directors is hereby expressly vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference, of any series of Series Preferred Stock, and to fix the number of shares constitution any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                                  COMMON STOCK

     Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article 4:

              a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

              b) the holders of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and


              c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                                PREEMPTIVE RIGHTS

         No holder of any stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

         7. The name and mailing address of the incorporator is as follows:

                        Name                         Mailing Address
            H. Melville Hicks, Jr.             551 Fifth Avenue, Suite 1625
                                               New York, NY  10176

         8. The Corporation is to have perpetual existence.

         9. In furtherance and not in limitation of the powers conferred by statute, it is further provided:

              a) Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide;

              b) The Board of Directors is expressly authorized to adopt, amend or repeal all or any of the By-Laws of the Corporation.

         10. The Corporation shall, to the fullest extent permitted by the Virginia Stock Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Act from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Act, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         11. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to the provisions of this Article 11.

         IN WITNESS WHEREOF, the undersigned, being the sole incorporator named above, has hereunto set his hand and seal this 12 day of May, 1999.


                                                /s/  H. Melville Hicks Jr.
                                                --------------------------------
                                                     H. Melville Hicks, Jr.

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